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                                                                    Exhibit 10.9

               ARCH CHEMICALS, INC. 1999 LONG TERM INCENTIVE PLAN
                      (As amended through February 9, 2005)

Section 1. Purpose

      The purposes of the Arch Chemicals, Inc. 1999 Long Term Incentive Plan (the "Plan") are to encourage selected salaried employees of Arch Chemicals, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the Company's growth and performance, to generate an increased incentive to contribute to the Company's future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals.

Section 2. Definitions

      As used in the Plan:

      (a) "Affiliate" means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest as determined by the Committee.

      (b) "Award" means any Option, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.

      (c) "Award Agreement" means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

      (d)   "Board" means the Board of Directors of the Company.

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (f) "Committee" means a committee of the Board designated by the Board to administer the Plan and

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            composed of not less than two directors, each of whom is qualified as a "Non-Employee Director" as contemplated by the Section 16 Rules and as an "Outside Director" as defined in Code Section 162(m) and any regulations promulgated thereunder.

      (g) "Dividend Equivalent" means any right granted under Section 6(d)(iv) of the Plan.

      (h) "Fair Market Value" means, with respect to any property (including, without limitation, Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

      (i) "Incentive Stock Option" means an option to purchase Shares granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or a successor provision thereto.

      (j) "Non-Qualified Stock Option" means an option to purchase Shares granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

      (k) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

      (l) "Participant" means a Salaried Employee granted an Award under the Plan.

      (m) "Performance Award" means any award granted under Section 6(c) of the Plan.

      (n) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

      (o) "Released Securities" means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

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      (p)   "Restricted Securities" means Awards of Restricted Stock or other
            Awards under which outstanding Shares are held subject to certain restrictions.

      (q) "Restricted Stock" means any Share granted under Section 6(b) of the Plan.

      (r) "Restricted Stock Unit" means any right granted under Section 6(b) of the Plan that is denominated in Shares.

      (s) "Salaried Employee" means any salaried employee of the Company or of an Affiliate.

      (t) "Section 16 Rules" means the rules promulgated by the Securities and Exchange Commission with respect to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor rules.

      (u) "Shares" means the common stock of the Company and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

Section 3. Administration

      The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of

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the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate. The Committee's powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.

Section 4. Shares Available for Awards

      (a) Shares Available. The aggregate number of Shares available for issuance under the Plan shall be 2,123,000 subject to adjustment pursuant to subsection (b) below.

      (b) Adjustments. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase or exercise price with respect to any Award, or, if the Committee deems it appropriate, make provision for a cash
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            payment to the holder of an outstanding Award and (iv) the limitation contained in Section 4(c). Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

      (c) Limitation on Awards. Notwithstanding anything contained in this Plan to the contrary, grants to any one Participant of Awards which represent or are designated in Shares shall not exceed 300,000 Shares in any calendar year.

Section 5. Eligibility

      Any Salaried Employee, including any officer or employee-director of the Company or an Affiliate shall be eligible to be designated a Participant.

Section 6. Awards

      (a) Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

            (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

            (ii) Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option exceed a period of ten years from the date of its grant.

            (iii) Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (but in no event shall an Option be exercisable after the expiration of ten years from the date of
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                  its grant), and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made; provided that no Shares may be used by a Participant in payment of the exercise price of an Option unless such Shares were acquired in the open market or have been held by the Participant for at least six months.

            (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant's employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

      (b) Restricted Stock and Restricted Stock Units.

            (i) Issuance. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

            (ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any


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                  dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock or Restricted Stock Units where vesting is based solely on continued service, the Participant must remain in the employ of the Company or an Affiliate for a period of not less than three years commencing on the date of grant of the Award, subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee.

            (iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and when delivered to the Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock

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                  promptly after such Restricted Stock shall become Released
                  Securities.

      (c) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee, provided that a performance period shall be at least one year, subject to Section 9 hereof.

      (d)   General.

            (i) No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

            (ii) Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of the Company or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the

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                  substitution of another Award. Awards so granted may be
                  granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.

            (iii) Forms of Payment Under Awards. Subject to the terms of the
                  Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

            (iv) Dividend Equivalents or Interest. Subject to the terms of the Plan and any applicable Award Agreement, a Participant, including the recipient of a deferred Award, shall, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents, with respect to the Shares covered by the Award. The Committee may provide that any such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the award of Dividend Equivalents or dividend units, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

            (v) Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than (unless limited in the Award Agreement) by will or the laws of descent and distribution (or, in the case of an Award of Restricted

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                  Securities, to the Company), except that an Option may be
                  transferred by gift to any member of the holder's immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law by the Participant's guardian or legal representative unless it has been transferred to a member of the holder's immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee. For the purposes of this provision, a holder's "immediate family" shall mean the holder's spouse, children and grandchildren. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

            (vi) Term of Awards. Except as otherwise expressly provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

            (vii) Section 16 Rule Six-Month Limitations. To the extent required in order to otherwise satisfy the requirements for exemption under the Section 16 Rules only, any derivative or equity security offered pursuant to the Plan may not be sold for at least six months
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                  after acquisition or grant (or such other period as may be required by the Section 16 Rules), except in the case of death. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Section 16 Rules.

           (viii) No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Salaried Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

           (ix) Delegation. Notwithstanding any provision of the Plan to the contrary, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of the Company for purposes of the
                  Section 16 Rules.

           (x) Withholding. The Company or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or

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                  other property) of withholding taxes due in respect of an
                  Award, its exercise or any payment under such Award or under the Plan, and take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

           (xi) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

           (xii) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of the Company or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

           (xiii) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

           (xiv) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such



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                  provision shall be stricken as to such jurisdiction, Person or
                  Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

          (xv) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (xvi) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (xvii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (xviii) Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.


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            (xix) Performance Based Awards. Notwithstanding any provision in this Plan to the contrary, Awards granted under Sections 6(b) or 6(c) and designated by the Committee as being performance-based shall have as performance measures Return on Equity, Total Return to Shareholders, Cumulative Earnings per Share Growth, Cash Flow, Earnings Per Share, EBIT, EBITDA, EBITDA Margins, Operating Cash Flow, Operating Income, Operating Margins, Working Capital, Working Capital as a Percent of Net Sales, Return on Net Assets, Return on Capital, Profit Margin, and Return on Total Assets. For purposes of the Plan, "Return on Equity" shall mean consolidated net income of the Company before the after tax effect of any extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of any change in accounting principle (at the end of such fiscal year), divided by average shareholders' equity (the average calculated using shareholders' equity at the beginning and end of such fiscal year excluding the impact on ending shareholders' equity of extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business); "Total Return to Shareholders" shall mean for the performance period total return to shareholders of $100 worth of Shares for such period assuming reinvestment of dividends on a quarterly basis; "Cumulative Earnings per Share Growth" shall mean the compound annual growth rate for Arch diluted Earnings per Share for the performance or measurement period. The base Earnings per Share upon which the annual growth rate will be computed will be determined by the Committee prior to the start of the performance period. "Earnings per Share"


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                  shall mean for a fiscal year the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common stockholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year, "Cash Flow" shall mean for a fiscal year EBITDA consolidated net income (loss), before the after-tax effect of any special charge or gain or cumulative effect of any change in accounting principle, plus depreciation and amortization, less capital and investment spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year; "Consolidated Net Assets" shall mean for a fiscal year consolidated total assets less consolidated non-interest bearing liabilities at the end of such fiscal year; "EBIT" shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; "EBITDA" shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization,



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                  extraordinary expenses or losses, losses on sale of
                  businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; "EBITDA Margins" shall mean for a fiscal year EBITDA (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; "Operating Cash Flow" per share shall mean for a fiscal year the net operating activities less the impact of the accounts receivable securitization program divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year; "Operating Income" shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus equity in earnings of affiliated companies, interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; "Operating Margins" shall mean for a fiscal year Operating Income (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; "Profit Margin" shall mean for a fiscal year consolidated EBIT (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; "Return on Capital" shall mean for a fiscal year consolidated net income plus after-tax interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense) and the after-tax effect of any extraordinary expenses or losses, special charges or extraordinary gains, gains on the

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                  sale of businesses or sales not in the ordinary course of
                  business and any cumulative effect of a change in accounting principle (at the end of such fiscal year), divided by average Consolidated Net Assets (the average calculated using Consolidated Net Assets at the beginning and end of such fiscal year); "Return on Net Assets" shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets less consolidated non-interest bearing liabilities (the average calculated using the balances at the beginning and end of such fiscal year); "Return on Total Assets" shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets (the average calculated using the consolidated total assets at the beginning and end of such fiscal year); "Working Capital" shall mean for a fiscal year total current assets excluding cash and cash equivalents plus accounts receivable securitization program minus total current liabilities excluding short-term borrowings; "Working Capital as a Percent of Net Sales" shall mean for a fiscal year Working Capital divided by consolidated net sales at the end of such fiscal year. The Committee shall determine the performance goals for each such performance measure with respect to each such Award.

            (xx) Transfer from Olin Plans. As of the dividend payment date fixed by the board of directors of Olin Corporation for the distribution of all outstanding shares of common stock of the Company to the shareholders of Olin Corporation ("Distribution"), Options for Shares, options for common stock of Olin Corporation, Restricted Stock Units and restricted stock units of Olin Corporation held by employees of the Company (after giving effect to the adjustment for the Distribution) shall be transferred to this



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                                                                              18

                  Plan from stock option and incentive plans maintained by Olin Corporation. Any Options and Restricted Stock Units transferred to this Plan shall not reduce the number of Awards that may be designated in Shares for any Participant in any calendar year pursuant to Section 4(c). As used in and for all purposes of the Plan (other than for purposes of Sections 4(a) with respect to options to purchase stock of Olin Corporation, 4(c) and 6(a)(i) of the Plan), the term "Option" includes an option transferred to the Plan in connection with the Distribution ("Transferred Option"), the term "Restricted Stock Unit" includes a restricted stock unit transferred to the Plan in connection with the Distribution ("Transferred Stock Unit") and the term "Award" includes a Transferred Option and a Transferred Stock Unit.

Section 7. Amendment and Termination

      (a) Amendments to the Plan. The Board (or any authorized committee thereof) may amend, suspend, discontinue or terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, suspension, discontinuation or termination shall be made that would (i) amend the definition of "Participant" or the definition of "Salaried Employee" to include non-employee directors of the Company, (ii) except for adjustments provided in Section 4(b), increase the number of shares available for issuance under the Plan as specified in
            Section 4(a), or (iii) permit any Award encompassing rights to purchase Shares to be granted with per Share purchase or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof; and



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                                                                              19

            provided further that no amendment, suspension, discontinuation or termination that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control, as defined therein.

      (b) Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension, discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control, as defined in
            Section 9; provided further that the Committee may not increase the payment of any Award granted any Participant.

      (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another company, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

      (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

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                                                                              20

Section 8. Additional Conditions to Enjoyment of Awards.

      (a) The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

            (i) A Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated by the Committee to the Chief Executive Officer, in the judgment of such Officer, is or becomes competitive with the Company or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Affiliate. Such judgment shall be based on the Participant's positions and responsibilities while employed by the Company or an Affiliate, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or an Affiliate and the other organization or business, the effect on customers, suppliers and competitors of the Participant's assuming the post-employment position, the guidelines established in the then current edition of the Company's Standards of Ethical Business Practices, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

            (ii) Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any secret or confidential information, knowledge or data, relating to the business of the Company or an Affiliate in violation of his or her agreement with the Company or the Affiliate.

            (iii) A Participant, pursuant to his or her agreement with the
                  Company or an Affiliate, shall disclose promptly and assign to the Company or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or the Affiliate and shall do anything reasonably necessary to enable the Company or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

      (b) Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

      (c) Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.
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                                                                              22

      (d) Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

      (e) Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employee agreement or any other agreement with the Company.

Section 9. Change in Control

      (a) Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control of the Company (as defined below), in the event of a Change in Control of the Company:

            (i) all Options then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

            (ii) all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change in Control; and

            (iii) all Performance Awards shall become vested, deemed earned in full and promptly paid to the Participants, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

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                                                                              23

      (b) A Change in Control of the Company shall have occurred in the event that:

            (i) the Company ceases to be, directly or indirectly, owned of record by at least 1,000 shareholders;

            (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting stock of the Company;

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new Director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office;

            (iv) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate
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                                                                              24

                  voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or

            (v) the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Section 10. Effective Date of the Plan

      The Plan shall be effective as of the Distribution Date.

Section 11. Term of the Plan

      No Award shall be granted under the Plan after January 31, 2009, but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.